Exhibit 99.1

(1)         The amount of ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”) reported as beneficially owned following the reported transaction includes: (a) 5,742,800 shares held of record by AAA Guarantor Co-Invest VI (B), L.P. (“Co-Invest VI (B)”); (b) 6,364,593 shares held of record by AIF VI NCL (AIV), L.P. (“AIF VI NCL”); (c) 6,435,333 shares held of record by AIF VI NCL (AIV II), L.P. (“NCL (AIV II)”); (d) 6,289,929 shares held of record by AIF VI NCL (AIV III), L.P. (“NCL (AIV III)”); (e) 6,279,722 shares held of record by AIF VI NCL (AIV IV), L.P. (“NCL (AIV IV)”), (f) 7,030,097 shares held of record by Apollo Overseas Partners VI, L.P. (“Overseas VI”); (g) 2,907,609 shares held of record by Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”); (h) 7,100,364 shares held of record by Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) , and (i) 89,053 shares held of record by  Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”).  Co-Invest VI (B), AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany are referred to collectively as the “Apollo Funds.”

The amount of securities reported as beneficially owned following the reported transactions does not include an aggregate of 80,399,168 ordinary shares of the Issuer held of record by Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P., respectively, which have each granted the Apollo Funds an irrevocable proxy to vote such shares in the case of certain transactions that require shareholder approval.  Pursuant to the Amended and Restated Shareholders’ Agreement among the Issuer, the Apollo Funds and the other shareholders that are a party thereto, the Apollo Funds also have the right under certain circumstances to require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of the Issuer held by such entity to a third party purchaser.

AAA MIP Limited (“AAA MIP”) is the general partner of Co-Invest VI (B).  Apollo Alternative Assets, L.P. (“Alternative Assets”) provides management services to Co-Invest VI (B) and AAA MIP.  Apollo International Management, L.P. (“Intl Management”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International GP”) is the general partner of Intl Management.

Apollo Management VI, L.P. (“Management VI”) is the manager of each of AIF VI NCL, NCL (AIV  II), NCL (AIV  III), NCL (AIV  IV), Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of International GP and of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) is the general partner of AIF VI NCL, NCL (AIV  II), NCL (AIV  III) and NCL (AIV  IV).  Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”) is the general partner of Advisors VI (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VI (EH-GP).  The general partner of Principal III is Apollo Principal Holdings III GP, Ltd. (“Principal III GP”).

Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal I GP and the directors of Principal III GP.

Each of the Apollo Funds disclaims beneficial ownership of any of the Issuer’s ordinary shares held of record by any of the other Apollo Funds, and each of AAA MIP, Alternative Assets, Intl Management, International GP, Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, Advisors VI (EH), Advisors VI (EH-GP), Principal III, Principal III GP, Advisors VI, ACM VI, Principal I, Principal I GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for Co-Invest VI (B) is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960.  The address for AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for each of Alternative Assets, Overseas Delaware, Overseas 892, Advisors VI, ACM VI, Principal I and Principal I GP, is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Germany, Advisors VI (EH), Advisors VI (EH GP), Principal III and Principal III GP  is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman, KY1-9005, Cayman Islands.  The address of each of Management VI, AIF VI LLC, Apollo Management, Management GP, Intl Management, International GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.